Exhibit 99.1

Teradyne Announces Fourth Quarter Results

BOSTON—(BUSINESS WIRE)—Jan 18, 2005—Teradyne, Inc. reported net orders of $297.6 million for the fourth quarter of 2004, an increase of 5% compared to the third quarter of 2004. Sales were $377 million for the fourth quarter of 2004, an 18% decrease from the third quarter of 2004, and net income was $3.3 million or $0.02 per share, compared to net income of $41.1 million or $0.21 in the third quarter of 2004. Net income includes pre-tax restructuring and other charges of $5.1 million in the fourth quarter of 2004.

For fiscal 2004, sales were $1.79 billion, a 32% increase over 2003 sales of $1.35 billion. Net income for the year was $165.2 million, or $0.84 per share, compared to a loss of $194 million or $1.03 per share in 2003. Net income for the year includes pre-tax restructuring and other charges of $5.4 million in 2004 and $71.3 million in 2003.

“Despite a slight increase in orders in the fourth quarter, customer demand remains tentative,” said Mike Bradley, Teradyne President and CEO. “Our competitive position in the System On a Chip test market was strengthened in 2004, and we’re continuing to aggressively fund our FLEX R&D program. At the same time, we’re reducing costs across a number of areas in the company.”

Sales in the first quarter of 2005 are expected to be between $290 million and $310 million, with a loss per share between 24 and 31 cents. This guidance includes pre-tax restructuring and other charges of $13 million and a $2.5 million tax provision for foreign and state taxes.

Conference Call/Webcast

Teradyne will be conducting its conference call tomorrow, January 19, 2005, at 10:00 a.m. E.S.T. The call will be webcast at www.teradyne.com (click on “Investors”). A replay will be available via phone starting at Noon E.S.T. and continuing through February 2, 2005. The replay may be accessed by calling 1-800-642-1687 in the US and Canada, or 706-645-9291 outside the US and Canada, and providing conference code 3113595, or by visiting www.teradyne.com and clicking on “Investors” for a link to the replay.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment, and interconnection systems. The company’s products deliver competitive advantage to the world’s leading semiconductor, electronics, automotive and network systems companies. In 2004, Teradyne had sales of $1.8 billion, and currently employs about 5,900 people worldwide. For more information, visit www.teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the US and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries) or their respective owners.

Safe Harbor Statement

This release contains statements regarding expected future revenues and earnings and future market conditions which are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Teradyne’s actual results to differ materially from those projected in the forward-looking statements. There can be no assurance that such estimates of future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: adverse changes in general economic or market conditions, including market demand for electronics and the current downturn in the semiconductor industry; reductions or delays in capital investment by our customers; the decision by customers to cancel or defer orders that previously had been accepted; reduced bookings; the “hockey-stick” pattern of sales resulting in a disproportionately large percentage of total quarterly sales occurring in the last month and weeks of each quarter;

the historically cyclical nature and volatility of the markets that Teradyne serves; war or the threat of terrorist attacks; disruptions or delays in Teradyne’s supply chain; new product development introductions and transitions and any delays; uncertainty of customer acceptance of new product offerings including the timing, price and mix of new product acceptance; competitive pressures including new products, pricing and gross margin pressures; the effectiveness of our implementation of cost cutting and expense control measures, including facility consolidations, employee reductions, the centralization of certain shared services, seeking lower prices from suppliers and the outsourcing of selected manufacturing and engineering activities; insufficient, excess or obsolete inventory; disruptions, delays or shortages in an adequate supply of raw materials, components or internal and external manufacturing capability; incoming quality of components or raw materials; the impact of our ability to manage the effects of past or future acquisitions or divestitures; any material litigation against Teradyne; the increase in our debt service obligations and debt to capital ratio resulting from our issuance of $400 million aggregate principal amount of senior convertible notes in 2001; the availability of additional financing; Teradyne’s obligations in the event of a change of control; the impact of being required to account for stock options as an expense; the ability to attract and retain key employees; the risks of potential environmental liability; the risks of operating internationally which include political and economic instability and unexpected changes in legal and regulatory requirements and in policy changes affecting international markets; and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission including, but not limited to, Teradyne’s annual report on Form 10-K for the period ending December 31, 2003 and quarterly reports on Form 10-Q including that for the quarter ended October 3, 2004. The “forward-looking statements” included herein are made only as of the date of publication and Teradyne undertakes no obligation to update the information set forth in this release.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2004

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended:			Twelve Months Ended:
	12/31/04	12/31/03	10/3/04	12/31/04	12/31/03
Net Revenues	$377,014	$357,590	$457,800	$1,791,880	$1,352,867

Cost of Revenues	244,200	229,955	269,344	1,068,007	953,968

Gross Profit	132,814	127,635	188,456	723,873	398,899

Operating Expenses:
Engineering and Development	63,149	60,963	67,243	262,000	254,600
Selling and Administrative	62,073	60,488	70,270	268,576	249,464
Restructuring and Other Charges	5,123	15,090	(46)	5,359	71,284
Gain on Sale of Business	—	—	—	(865)	—

Operating Expenses	130,345	136,541	137,467	535,070	575,348

Income/(Loss) From Operations	2,469	(8,906)	50,989	188,803	(176,449)

Interest Income	4,542	3,025	3,784	15,387	14,013
Interest Expense	(4,529)	(4,568)	(4,696)	(18,752)	(20,883)
Other Income and Expense, Net	1,259	1,657	—	2,536	(2,874)

Income/(Loss) Before Income Taxes	3,741	(8,792)	50,077	187,974	(186,193)
Income Tax Expense	393	2,700	8,928	22,737	7,800

Net Income/(Loss)	$3,348	$(11,492)	$41,149	$165,237	$(193,993)

Income/(Loss) per Common Share - Basic and Diluted:

Net Income/(Loss) per Common Share - Basic	$0.02	$(0.06)	$0.21	$0.85	$(1.03)

Shares used in calculation of Net Income/(Loss) per Common Share - Basic	194,199	191,545	194,128	194,048	187,845

Net Income/(Loss) per Common Share - Diluted	$0.02	$(0.06)	$0.21	$0.84	$(1.03)

Shares used in calculation of Net Income/(Loss) per Common Share - Diluted	195,982	191,545	195,751	197,432	187,845

Gross Orders	$297,730	$490,017	$294,512	$1,701,643	$1,443,566

Net Orders	$297,633	$488,218	$284,060	$1,690,877	$1,418,144

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	12/31/04	12/31/03
Assets
Cash and Cash Equivalents	$216,882	$228,444
Marketable Securities	75,431	60,974
Accounts Receivable	223,491	229,532
Inventories	262,996	214,934
Other Current Assets	34,761	35,393

	813,561	769,277
Net Property, Plant and Equipment	547,075	544,369
Long-term Marketable Securities	398,880	296,618
Goodwill	116,176	118,203
Intangible and Other Assets	46,870	56,895

	$1,922,562	$1,785,362

Liabilities
Notes Payable - Banks	$4,826	$7,272
Current Portion of Long-term Debt	321	310
Accounts Payable	62,006	74,097
Accrued Employees’ Compensation and Withholdings	106,298	91,244
Deferred Revenue and Customer Advances	30,399	25,391
Other Accrued Liabilities	60,970	75,125
Income Taxes Payable	11,738	7,376

	276,558	280,815

Pension Liability	69,187	93,878
Other Long-term Liabilities	44,321	53,441
Convertible Senior Notes	391,500	400,000
Other Long-term Debt	7,432	7,658

	788,998	835,792

Shareholders’ Equity	1,133,564	949,570

	$1,922,562	$1,785,362

For press releases and other information of interest to investors, please visit Teradyne’s homepage on the World Wide Web at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Tom Newman, 617-422-2425
V.P., Corporate Investor Relations